                                                              Exhibit 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)

                                                                                                     March 31,    March 31,
                                                             1996          1997          1998          1998         1999
                                                          ----------   -----------   ------------   -----------   ---------
                                                                                                    (Unaudited)  (Unaudited)
Historic basic and diluted earnings (loss) per share:
-----------------------------------------------------
Loss from continuing operations                             $(1,393)     $ (5,025)     $(12,257)    $ (2,261)       (4,651)
Income (loss) from discontinued operations                      799         1,923          (671)         154          (340)
                                                            -------      --------      --------     --------      --------
Total Net Loss                                                 (594)       (3,102)      (12,928)      (2,107)       (4,991)
                                                            -------      --------      --------     --------      --------

Dividends on preferred Stock                                      -             -             -            -           171
                                                            -------      --------      --------     --------      --------
Net loss attributable to
     Common Shareholders                                    $  (594)     $ (3,102)     $(12,928)    $ (2,107)     $ (5,162)
                                                            =======      ========      ========     ========      ========

Weighted-average common shares outstanding:
-------------------------------------------
Basic and diluted common shares outstanding                   9,648         9,648         9,869        9,648         9,990
                                                            =======      ========      ========     ========      ========

Basic and diluted earnings (loss) per share:
-------------------------------------------------------
Continuing operations                                       $ (0.14)     $  (0.52)     $  (1.24)    $  (0.23)     $  (0.48)
Discontinued operations                                        0.08          0.20         (0.07)        0.01         (0.04)
                                                            -------      --------      --------     --------      --------
     Total                                                  $ (0.06)     $  (0.32)     $  (1.31)    $  (0.22)     $  (0.52)
                                                            =======      ========      ========     ========      ========
                                                                                                                March 31,
                                                                                         1998                     1999
                                                                                         ----                     ----
                                                                                     (in thousands
                                                                                 except per share amounts)     (Unaudited)
Supplemental basic and diluted loss per share(unaudited):
---------------------------------------------------------

Loss from continuing operations                                                        $(12,257)                 $ (4,651)
Loss from discontinued operations                                                          (671)                     (340)
                                                                                       --------                  --------
Total net loss                                                                          (12,928)                   (4,991)

Add: Interest adjustment -- continuing operations                                           941                       660
     Interest adjustment -- discontinued operations                                         131                        13
                                                                                       --------                  --------

Total supplemental net loss -- continuing operations                                    (11,316)                   (3,991)
Total supplemental net loss -- discontinued operations                                     (540)                     (327)
                                                                                       --------                  --------
Total supplemental net loss                                                            $(11,856)                 $ (4,318)
                                                                                       ========                  ========

Weighted average common shares outstanding:
-------------------------------------------

Historical basic and diluted weighted average common
     shares outstanding                                                                   9,869                     9,990
Shares assumed to be issued to pay-down debt                                                717                       717
Series A and B preferred shares assumed to be converted
     to common stock                                                                      2,931                     2,931
                                                                                       --------                  --------
Total supplemental weighted-average common shares
     outstanding basic and diluted                                                       13,517                    13,638
                                                                                       ========                  ========

Supplemental loss per share -- basic and diluted
----------------------------------------------

Continuing Operations                                                                  $  (0.84)                 $  (0.29)
Discontinued operations                                                                   (0.04)                    (0.03)
                                                                                       --------                  --------
Total                                                                                  $  (0.88)                 $  (0.32)
                                                                                       ========                  ========

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